EXHIBIT 10.2

                              Consulting Agreement

         This Agreement is entered into as of the 13th day of June, 2000, by and between VentureNet, Inc. (formerly, Internet Stock Market Resources, Inc.), a Delaware corporation (the "Company") and C. Keith Byington ("Consultant').

         In consideration of the mutual covenants and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The Company hereby engages Consultant to serve as an advisor to the Company on financial and strategic matters ("Consulting Services"). Consultant agrees to provide these services on an "as needed, as available basis." Consultant may provide the services from any location desired and may confer with the Company by telephone. Consultant shall only be obligated to confer with the CEO of the Company.

2. The term of this Agreement will be for one year from the date hereof. This Agreement may be terminated prior to the completion of the term by either party, but a termination by the Company shall not relieve the Company of its obligation to make the required payments hereunder to Consultant.

3. The Company shall pay to Consultant for the Consulting Services 72,000 shares of common stock in the Company, which shares shall be registered and free trading (the "Shares"). The Shares shall be awarded and delivered on January 1, 2001. The Company shall not take any action which will result in dilution of the Shares.

4. In the event any litigation or controversy arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such litigation or controversy shall be entitled to recover from the other party or parties all reasonable aftorneys' fees, expenses, and suit costs, including those associated with any appellate or post judgment collection proceedings.

5. The original and one or more copies of this Agreement may be executed by one or more of the parties hereto. In such event, all of such executed copies shall have the same force and effect as the executed original, and all of such counterparts, taken together, shall have the effect of a fully executed original.

6. This Agreement shall be construed and regulated under and by the laws of the State of Florida, without reference to Florida's choice of law decisions, and any action brought to enforce or interpret this Agreement shall be brought only in the federal or state court having competent jurisdiction and sifting in Pinellas County, Florida. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors, and assigns.

7. The Company shall indemnify and hold harmless Consultant against any and all claims arising out of his engagement with the Company under this Agreement.

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         The parties have signed this Agreement as of the day and year first above written.

                                        The Company:

                                        VentureNet, Inc.

                                        By:
                                           -------------------------------------
                                            Michael Brette, President


                                        Consultant:

                                        ---------------------------------------
                                                    C. Keith Byington

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